UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2008

Hard Rock Hotel Holdings, LLC
 (Exact name of registrant as specified in its charter)

DELAWARE	000-52992	16-1782658
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Paradise Road, Las Vegas, NV
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 693-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2008, the Board of Directors and members of Hard Rock Hotel Holdings, LLC (the “Company”) determined to increase the base salary of the President and Chief Operating Officer of the Hard Rock Hotel & Casino, Andrew A. Kwasniewski, from $625,000 to $725,000 per year effective August 1, 2008, and to increase his target annual bonus for 2008 and subsequent years from 70% to 100% of his base salary. The Board and the members of the Company also evaluated Mr. Kwasniewski’s performance through the first ten months of 2008, and have determined that his bonus for 2008 will be no less than his newly established target bonus. The Board and the members of the Company have also committed to complete an amendment to Mr. Kwasniewski’s existing offer letter from Morgans Hotel Group Management LLC, including these and other terms. A copy of the letter, dated October 24, 2008, from the Company’s members to Mr. Kwasniewski memorializing these matters is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Description

10.1	Letter, dated October 24, 2008, from Morgans Hotel Group Co. and DLJ Merchant Banking Partners to Andrew A. Kwasniewski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 28, 2008	Hard Rock Hotel Holdings, LLC
	By:	/s/ RICHARD SZYMANKSI

	Name: Its:	Richard Szymanski Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter, dated October 24, 2008, from Morgans Hotel Group Co. and DLJ Merchant Banking Partners to Andrew A. Kwasniewski

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